                                                                   EX-99.23.i.iv

J. W. BROWN (1911-1995)                       BROWN, CUMMINS & BROWN CO., L.P.A.
JAMES R. CUMMINS                                ATTORNEYS AND COUNSELORS AT LAW                  JOANN M. STRASSER
ROBERT S BROWN                                         3500 CAREW TOWER                          AARON A. VANDERLAAN
DONALD S. MENDELSOHN                                    441 VINE STREET                          LAWRENCE A. ZEINNER
LYNNE SKILKEN                                       CINCINNATI, OHIO 45202
AMY G. APPLEGATE                                   TELEPHONE (513) 381-2121                      OF COUNSEL
KATHRYN KNUE PRZYWARA                              TELECOPIER (513) 381-2125                     GILBERT BETTMAN
MELANIE S. CORWIN                                                                                (1917 - 2000)


                                                              August 20th, 2001


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas  76092

      Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Ladies and Gentlemen:

     Legal opinions that we prepared were filed with Post-Effective Amendment No. 9, Post-Effective Amendment No. 29 and Post-Effective Amendment No. 41 (the "Legal Opinions") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinions into Post-Effective Amendment No. 55 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                            Very truly yours,


                                               /s/

                                           BROWN, CUMMINS & BROWN CO., L.P.A.